Exhibit 5.2
[Letterhead of Sullivan & Cromwell LLP]
October 2, 2023
Biohaven Ltd.,
c/o Biohaven Pharmaceuticals, Inc.,
215 Church Street,
New Haven, Connecticut 06510.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) common shares, no par value (the “Common Shares”), of Biohaven Ltd., a company formed under the laws of the British Virgin Islands (the “Company”), (ii) preferred shares, no par value (the “Preferred Shares”), of the Company, (iii) depositary shares or depositary receipts representing Preferred Shares (the “Depositary Shares”), (iv) debt securities (the “Debt Securities”) of the Company, (v) warrants (the “Warrants”) of the Company to purchase Debt Securities, Common Shares or Preferred Shares of the Company, (vi) rights (the “Rights”) to purchase Securities (as defined below) of the Company, (vii) purchase contracts (the “Purchase Contracts”) of the Company with respect to Securities of the Company or securities of an unaffiliated entity, and (viii) units (the “Units,” and, together with the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Warrants, the Rights and the Purchase Contracts, the “Securities”) of the Company comprised of Securities, pursuant to a Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, it is our opinion that:
(1)    When the Registration Statement has become effective under the Act, the deposit agreements governed by the laws of the State of New York (each, a “Deposit Agreement”) between the Company and the entities selected as depositary (each, a “Depositary”) relating to the relevant Depositary Shares have been duly authorized, executed, and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law, the Company has deposited Preferred Shares with the Depositary to be represented by such Depositary Shares that are authorized, validly issued, and fully paid, and the Depositary Shares have been duly authorized, executed and authenticated in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Depositary Shares will constitute valid and legally binding obligations of the Company and will entitle the persons in whose names such

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Depositary Shares are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(2)    When the Registration Statement has become effective under the Act, the indenture (the “Indenture”) relating to the relevant Debt Securities has been duly executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(3)    When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4)    Assuming that the Board of Directors of the Company, after fully informing itself with respect to the rights agreement under which the Rights are to be issued (the “Rights Agreement”) and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the parties to the Rights Agreement, then when the Registration Statement has become effective under the Act and the Securities have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Securities will be validly issued.
(5)    When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be

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issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(6)    When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In connection with our opinion set forth in paragraph (4) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.
In connection with our opinion set forth in paragraphs (1) through (6) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the series will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.
In connection with our opinion set forth in paragraphs (1) through (6) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

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In connection with our opinion set forth in paragraphs (1) through (6) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.
We further note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such a Security would be required to render such judgment in the foreign currency or currency unit in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed, without independent verification, that the Company has been duly formed and is an existing company in good standing under the laws of the British Virgin Islands, that each Security and each governing document under which the Securities are to be issued was or will be duly authorized in accordance with the laws of the British Virgin Islands, duly executed and delivered by the Company insofar as the laws of the British Virgin Islands are concerned and that all corporate action by the Company related to the Securities was or will be duly authorized as a matter of British Virgin Islands law. With respect to all matters of British Virgin Islands law, we note that you have received the opinion, dated the date hereof, of Maples & Calder.
In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Securities or their offering and sale.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Securities and the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP